EXHIBIT 3(a)  RESTATED




                      Restated Certificate of Incorporation
                                       of
                        Biosearch Medical Products, Inc.



This is to certify that there is hereby organized a corporation under and by virtue of N.J.S. 14A:1-1 et seq., the New Jersey Business Corporation Act.

First: The name of the Corporation is Biosearch Medical Products, Inc.

Second: The name and address of this corporation's registered agent is Manfred
F. Dyck, 35A Industrial Parkway, Somerville, NJ 08876. (Changed in 1982 by filing an address change with the secretary of state.)

Third: The purposes for which this corporation is organized are: To engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

Fourth: The aggregate number of shares which the corporation shall have authority to issue is 5,000,000 shares. (see note 1 for history of changes.)

Fifth: The first Board of Directors of this corporation shall consist of one Director and the name and address of the person who is to serve as such Director is:

Name                                Address

Manfred F. Dyck                     77 Tillman Street
                                    Raritan, New Jersey  08869

Sixth: (added June 24, 1997, Note 2) A director or officer shall not be personally liable to the corporation or its shareholders for damages for breach of duty owed to the corporation or its shareholders, except that such provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission:

(a) in breach of such persons duty of loyalty to the corporation or its shareholders;

(b)  not in good faith or involving a knowing violation of law or;

(c)  resulting in receipt by such person of an improper personal benefit.



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The name and address of the incorporator is: Leo Barrett, 123 Main Street,
Matawan, New Jersey 07747

(Original signature of incorporator signed on September 12th, 1975 ss/ Leo J. Barrett)


Note 1.

Capitalization history:

Date        Number of authorized shares               Comment

Formed as a private company

9/12/75     1000                                Original capitalization
12/15/78    1010
12/31/80    6,060,000                           5000 to 1 split 7/11/83

Company has "gone public"

7/11/85     10,000,000
6/11/90     15,000,000
6/17/92     25,000,000
6/21/95      5,000,000                          1 for 5 reverse split

Note 2. The Security and Exchange Commission is of the opinion that this provision is not applicable to violations of the various Federal Laws pertaining to securities.